Exhibit 1.1

Execution Version

INERGY, L.P.

6,500,000 Common Units

UNDERWRITING AGREEMENT

September 14, 2005

LEHMAN BROTHERS INC.

A.G. EDWARDS & SONS, INC.

CITIGROUP GLOBAL MARKETS INC.

WACHOVIA CAPITAL MARKETS, LLC

RAYMOND JAMES & ASSOCIATES

STIFEL, NICOLAUS & COMPANY, INCORPORATED

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

The undersigned, Inergy, L.P., a Delaware limited partnership (the “Partnership”), Inergy Propane, LLC, a Delaware limited liability company (the “Operating Company”) and Inergy Acquisition Company, LLC, a Delaware limited liability company (“Acquisition Co.”, collectively with the Partnership, the “Inergy Parties”), hereby address you as the “Underwriters” and hereby confirm their respective agreements with the several Underwriters as set forth below.

L & L Transportation, LLC, a Delaware limited liability company (“L & L Transportation”), Inergy Transportation, LLC, a Delaware limited liability company (“Inergy Transportation”), Inergy Stagecoach II, LLC, a Delaware limited liability company (“Stagecoach II”), Inergy Gas Marketing, LLC, a Delaware limited liability company (“Inergy Gas”), Inergy Storage, Inc. a Delaware corporation (“Storage”), Central New York Oil and Gas Company, LLC, a New York limited liability company (“CNYOGC”), Stellar Propane Service, LLC, a Delaware limited liability company (“Stellar Propane”), and Inergy Sales & Service, Inc., a Delaware corporation (“Service Sub”), are sometimes collectively referred to herein as the “Operating Subs.”

As used herein, the Partnership, the Operating Company, the Operating Subs, New Inergy Propane, LLC, a Delaware limited liability company (“New Propane”), Inergy GP, LLC, a Delaware limited liability company (the “Managing General Partner”), Inergy Partners, LLC, a Delaware limited liability company (the “Non-Managing General Partner” and, together with the Managing General Partner, the “General Partners”), are referred to as the “Inergy Entities.”

1. Description of Common Units. The Partnership proposes to issue and sell to the Underwriters 6,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). The Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 975,000 Common Units (the “Option Units”), under certain circumstances as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the “Units” and are more fully described in the Prospectus hereinafter defined.

2. Purchase, Sale and Delivery of Firm Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell 6,500,000 Firm Units to the Underwriters, and each of the Underwriters agrees, severally and not jointly, (a) to purchase from the Partnership, at a purchase price of $27.744 per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I attached hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York (“DTC”). Delivery of the documents required by Section 6 hereof with respect to the Units shall be made available at or prior to 10:00 a.m., New York City time, on September 20, 2005 at the office of Vinson & Elkins L.L.P., 1001 Fannin Street, 2300 First City Tower, Houston, TX 77002-6760, or at such other place as may be agreed upon between you and the Partnership (the “Place of Closing”), or at such other time and date not later than five full business days thereafter as you and the Partnership may agree, such time and date of payment and delivery being herein called the “Closing Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

The Partnership will deliver the Firm Units to the Underwriters, against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership.

The Partnership will cause its transfer agent to deposit the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Prospectus hereinafter defined.

3. Purchase, Sale and Delivery of the Option Units. The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 975,000 Option Units, on the same terms and conditions as the Firm Units to the extent that the Underwriters sell more than the number of Firm Units in the offering. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The price of any Option Units shall be 27.744 per Unit.

The option is exercisable by you at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus Supplement, hereinafter defined (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when The Nasdaq National Market (the “Nasdaq”) is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by you to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties.

The allocation of the Option Units may be made as required to eliminate the purchase of fractional Units.

Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Option Units shall be made at the Place of Closing at or prior to 10:00 a.m., New York City time, on the date designated in the notice given by you as provided above, or at such other time and date as you and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the “Option Closing Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder. On the Option Closing Date, the Partnership shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

The Partnership will cause its transfer agent to deposit the Option Units pursuant to the Full Fast Delivery Program of the DTC.

4. Representations, Warranties and Agreements of the Inergy Parties. The Inergy Parties jointly and severally represent and warrant to and agree with the Underwriters that:

(a) Definitions. The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-118941), including a prospectus, relating to the Units and the Partnership has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Units pursuant to Rule 424 under the Securities Act of 1933, as amended (the “1933 Act”).

The registration statement as amended at the date of the Underwriting Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act, is hereinafter referred to as the “Registration Statement.” The term “Base Prospectus” means the prospectus included in the Registration Statement prior to the filing of the Prospectus Supplement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. As used herein, the terms “Registration Statement,” “Base Prospectus,” and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein (the “Incorporated Documents”). The terms “supplement,” “amendment” and “amend” as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Underwriting Agreement by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Agreement, “Effective Time” means the date and time the Registration Statement became effective under the 1933 Act.

(b) Effectiveness. The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Inergy Parties threatened by the Commission.

(c) No Material Misstatements or Omissions. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Rules and Regulations”) and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Rules and Regulations, and do not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) made by the Partnership in such documents, including (but not limited to) any statements with respect to future available cash or future cash distributions or earnings of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion therein. The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (“1934 Act Rules and Regulations”) and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the 1934 Act Rules and Regulations and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Other Sales. The Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Prospectus other than Common Units issued pursuant to acquisitions, conversion of subordinated units, employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Prospectus.

(e) Form S-3. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(f) Formation and Due Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”) with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the business, financial condition or results of operations of the Inergy Entities, taken as a whole (“Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(g) Formation and Due Qualification of New Propane, the Operating Company and the Operating Subs that are limited liability companies. Each of New Propane, the Operating Company and the Operating Subs that are limited liability companies (other than CNYOGC discussed below) has been duly formed and is validly existing in each case in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of New Propane, the Operating Company and the Operating Subs that are limited liability companies (other than CNYOGC discussed below) is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(h) Formation and Due Qualification of the General Partners. Each of the General Partners has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as a general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partners is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i) Formation and Due Qualification of Service Sub and Storage. Each of Service Sub and Storage has been duly incorporated and is validly existing in good standing under the Delaware General Corporation Law (“DGCL”) with all necessary corporate power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Registration Statement and the Prospectus. Each of Service Sub and Storage is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j) Formation and Due Qualification of CNYOGC. CNYOGC has been duly incorporated and is validly existing in good standing under the New York Limited Liability Company Law with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Registration Statement and the Prospectus. CNYOGC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) Ownership of the General Partner Interests in the Partnership. The Managing General Partner and the Non-Managing General Partner are the sole general partners of the Partnership. The Non-Managing General Partner will own, on the Closing Date, an approximate 1.2% general partner interest in the Partnership and the Managing General Partner owns a non-economic, managing general partner interest in the Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”); and each General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those created by that certain 5-year Credit Agreement dated as of December 17, 2004, by and among the Partnership and the lenders therein (the “Credit Agreement”)).

(l) Capitalization. As of the Closing Date, the issued and outstanding limited partner interests of the Partnership will consist of 34,411,329 Common Units, 3,821,884 senior subordinated units (“Senior Subordinated Units”) representing senior subordinated limited partnership interests in the Partnership, 1,145,084 junior subordinated units (“Junior Subordinated Units”) representing junior subordinated limited partnership interests in the Partnership (the Junior Subordinated Units and the Senior Subordinated Units are collectively referred to herein as the “Subordinated Units”) 769,941 Special Units, as defined in the Amendment No. 3 to the Partnership Agreement (the “Special Units”) and the incentive distribution rights, as defined in the Partnership Agreement (the “Incentive Distribution Rights”), after giving effect to the conversion of 1,656,684 Senior Subordinated Units to Common Units on August 12, 2005. All outstanding Common Units, Senior Subordinated Units, Junior Subordinated Units, Special Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

(m) Ownership of Subordinated Units, Common Units and Incentive Distribution Rights. New Propane owns 875,320 Common Units, 986,588 Senior Subordinated Units and 975,126 Junior Subordinated Units and Inergy Holdings, L.P., a Delaware limited partnership (“Holdings”), directly or indirectly, through affiliates, owns 1,717,551 Common Units, 1,093,865 Senior Subordinated Units, 975,924 Junior Subordinated Units, 769,941 Special Units and all of the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement, that certain Credit Agreement dated as of August 25, 2004, by and between Holdings and Enterprise Bank & Trust (the “Enterprise Arrangement”), and the Credit Agreement between Holdings and Southwest Bank of St. Louis (the “SW Credit Agreement”)).

(n) Ownership of the Membership Interests in the Operating Company and Acquisition Co. The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company and Acquisition Co.; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and of Acquisition Co. (the “Acquisition Co. LLC Agreement”) and are fully paid (to the extent required under the Operating Company LLC Agreement and the Acquisition Co. LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns its membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement).

(o) Ownership of Service Sub. The Operating Company owns 100% of the issued and outstanding capital stock of Service Sub; such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and the Operating Company owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement and those certain lease arrangements in favor of Fleet Capital Corp., LaSalle National Leasing Corp., Ryder Transportation Services, Ford Motor Credit, Performance Trailer Rental and Leasing, Paccar Leasing of Dallas and Citicorp Leasing, Inc.).

(p) Ownership of CNYOGC. Acquisition Co. owns 99.9% of the issued and outstanding capital stock of CNYOGC and Storage owns .1% of the issued and outstanding capital stock of CNYOGC; such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and is owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement).

(q) Ownership of L & L Transportation, Inergy Transportation and Stellar Propane. The Operating Company owns 100% of the issued and outstanding membership interests in each of L & L Transportation, Inergy Transportation and Stellar Propane and such membership interests have been duly authorized and validly issued in accordance with each of their limited liability company agreements and are fully paid (to the extent required under the Operating Subs Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement and those certain lease arrangements in favor of Fleet Capital Corp., LaSalle National Leasing Corp., Ryder Transportation Services, Ford Motor Credit, Performance Trailer Rental and Leasing, Paccar Leasing of Dallas and Citicorp Leasing, Inc.).

(r) Ownership of Stagecoach II, Inergy Gas, CNYOGC and Storage. Acquisition Co. owns 100% of the issued and outstanding membership interests in each of Stagecoach II and Inergy Gas, 99.9% of the issued and outstanding membership interests in CNYOGC and 100% of issued and outstanding capital stock of Storage and Storage owns .1% of the issued and outstanding membership interests in CNYOGC and such membership interests and capital stock have been duly authorized and validly issued in accordance with each of their limited liability company agreements or other applicable organizational documents and are fully paid (to the extent required under their limited liability company agreements, if applicable) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, if applicable); and such interests are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement).

(s) Ownership of New Propane. Holdings owns a 100% membership interest in New Propane; such membership interests have been duly authorized and validly issued in accordance with New Propane’s limited liability company agreement and are fully paid (to the extent required under New Propane’s limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement, that certain Enterprise Arrangement and the SW Credit Agreement).

(t) Ownership of the Managing General Partner. Holdings owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the Managing General Partner’s limited liability company agreement (the “Managing General Partner LLC Agreement”) and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement and that certain Enterprise Arrangement).

(u) Ownership of the Non-Managing General Partner. Holdings owns 100% of the issued and outstanding membership interests in the Non-Managing General Partner. Such membership interests have been duly authorized and validly issued in accordance with the Non-Managing General Partner’s limited liability company agreement (the “Non-Managing General Partner LLC Agreement”) and are fully paid (to the extent required under the Non-Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (other than those securing the obligations under the Credit Agreement, that certain Enterprise Arrangement and the SW Credit Agreement).

(v) Valid Issuance of Firm Units. At the Closing Date, there will be sold to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units); at the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

(w) Significant Subsidiaries. Inergy Canada Company, a Nova Scotia unlimited liability company (“Inergy Canada”), is not a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X.

(x) No Other Subsidiaries. Other than (i) the Partnership’s ownership of its membership interests in the Operating Company and Acquisition Co., and its ownership of the capital stock of Inergy Finance Corp., a Delaware corporation, (ii) the Operating Company’s ownership of its membership interests in L & L Transportation, Inergy Transportation and Stellar Propane and its shares of capital stock of Service Sub and Inergy Canada, (iii) Acquisition Co.’s ownership of its membership interests in Stagecoach II, Inergy Gas and CNYOGC and its ownership of capital stock of Storage, and (iv) Storage’s ownership of membership interests in CNYOGC, none of the Partnership, the Operating Company or Acquisition Co. own, and at the Closing Date, none of them will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the Managing General Partner does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(y) No Preemptive Rights, Registration Rights or Options. There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests of the Partnership, (ii) any membership interests of the Managing General Partner, the Operating Company, Acquisition Co. or the Operating Subs that are limited liability companies or (iii) any shares of Service Sub or Storage, in each case pursuant to the partnership agreement or limited liability company agreement of such entity (collectively, the “Organizational Agreements”) or the certificates of limited partnership or formation or incorporation, bylaws and other organizational documents (together with the Organizational Agreements, the “Organizational Documents”) or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than pursuant to that certain Investors Rights Agreement (“Investors Rights Agreement”) dated as of January 12, 2001, by and among Inergy Partners, LLC (as predecessor to the Partnership) and the investors named therein and those other rights which have been waived. Except as described in the Prospectus and for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensations plans, there are no outstanding options or warrants to purchase (A) any Common Units, Senior Subordinated Units, Junior Subordinated Units, Special Units or Incentive Distribution Rights or other interests in the Partnership, (B) any membership interests in the Managing General Partner, the Operating Company, Acquisition Co. or the Operating Subs that are limited liability companies, or (C) any shares of Service Sub or Storage.

(z) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Inergy Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership hereunder and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(aa) Due Authorization of the Underwriting Agreement. This Agreement has been validly executed and delivered by each of the Inergy Parties that are parties hereto.

(bb) Enforceability of Other Agreements.

(i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partners and is a valid and legally binding agreement of the General Partners, enforceable against the General Partners in accordance with its terms;

(ii) The Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

(iii) The Acquisition Co. LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

(iv) The Managing General Partner LLC Agreement has been duly authorized, executed and delivered by Holdings and is a valid and legally binding agreement of Holdings, enforceable against it in accordance with its terms;

(v) The Non-Managing General Partner LLC Agreement has been duly authorized, executed and delivered by Holdings and is a valid and legally binding agreement of Holdings, enforceable against it in accordance with its terms;

provided that, with respect to each agreement described in this Section 4(y), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(cc) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constituted, constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Inergy Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Inergy Entities or any of their properties in a proceeding which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Inergy Entities, which breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(dd) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Inergy Entities or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the consummation by the Inergy Entities of the transactions contemplated by this Agreement, except for such consents required under the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, the 1934 Act Rules and Regulations and state securities or “Blue Sky” laws and applicable rules and regulations under such laws.

(ee) No Default. None of the Inergy Entities is (i) in violation of its Organizational Documents, or (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Inergy Entities to perform their obligations under this Agreement. To the knowledge of the Inergy Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Inergy Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(ff) Conformity of Securities to Descriptions in the Prospectus. The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units, the Special Units and the Incentive Distribution Rights, will or do, as applicable, conform in all material respects to the description thereof contained in the Prospectus or the Partnership Agreement.

(gg) Independent Registered Public Accounting Firm – Ernst & Young. The accountants, Ernst & Young LLP, who have certified certain audited financial statements contained or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to the Partnership and the General Partners as required by the 1933 Act and the 1933 Act Rules and Regulations.

(hh) Independent Registered Public Accounting Firm – KPMG. The accountants, KPMG LLP, who have certified certain audited financial statements contained or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to Star Gas Propane, L.P. as required by the 1933 Act and the 1933 Act Rules and Regulations.

(ii) Independent Registered Public Accounting Firm - Pannell Kerr Forster of Texas, P.C. The accountants, Pannell Kerr Forster of Texas, P.C., who have certified certain audited financial statements contained or incorporated by reference in the Registration Statement and Prospectus (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to Central New York Oil and Gas Company, LLC and eCorp Marketing, LLC as required by the 1933 Act and the 1933 Act Rules and Regulations.

(jj) Financial Statements. At June 30, 2005, the Partnership would have had, on the combined consolidated as adjusted basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The financial information contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and the selected historical information is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the SEC; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Managing General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

(kk) No Material Adverse Change. No member of the Inergy Entities has sustained since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Inergy Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Inergy Entities, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Inergy Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ capital, stockholders’ equity, net worth or results of operations of the Inergy Entities.

(ll) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Inergy Entities, threatened, against any of the Inergy Entities, or to which any of the Inergy Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(mm) Title to Properties. The Operating Company, Acquisition Co. and the Operating Subs have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as owned by the Operating Company, Acquisition Co. and the Operating Subs, free and clear of all liens, claims, security interests, equities, or other encumbrances except (i) those created, arising under or securing the Credit Agreements; (ii) such as are described in the Registration Statement or Prospectus or (iii) such as do not materially interfere with the use of such properties taken as a whole as described in the Registration Statement and the Prospectus. All real property and buildings held under lease or license by the Operating Company, Acquisition Co. and the Operating Subs are held by the Operating Company, Acquisition Co. and the Operating Subs under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

(nn) Permits. Each of the Operating Company, Acquisition Co. and the Operating Subs has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Operating Company, Acquisition Co. and the Operating Subs has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Inergy Entities taken as a whole.

(oo) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(qq) No Deficiency in Disclosure Controls. Based on the evaluation of its disclosure controls and procedures, the Partnership is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

(rr) No Recent Changes to Disclosure Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ss) Tax Returns. Each of the Inergy Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith or (ii) which, if not paid, would not have a Material Adverse Effect.

(tt) Investment Company/Public Utility Holding Company. None of the Inergy Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” none of the Inergy Entities will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.

(uu) No Environmental Problems. The Inergy Entities are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) in receipt of all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) in compliance with all terms and conditions of any such permit; and to the knowledge of the Inergy Entities do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(vv) No Labor Dispute. No material labor dispute with the employees of the Inergy Entities exists or, to the knowledge of the Inergy Entities, is imminent.

(ww) Insurance. The Inergy Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Inergy Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(xx) Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Inergy Entities, threatened, to which any of the Inergy Entities is or may be a party or to which the business or property of any of the Inergy Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Inergy Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(yy) No Distribution of Other Offering Materials. The Partnership has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the 1933 Act) in connection with the offering, issuance and sale of the Units other than the Registration Statement, the Prospectus or other materials, if any, permitted by the 1933 Act, including Rule 134 of the 1933 Act Rules and Regulations.

(zz) Listing. The Units have been approved for quotation on the Nasdaq, subject only to official notice of issuance.

(aaa) Stabilization. None of the Inergy Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

Any certificate signed by any officer of any Inergy Party and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Inergy Party to each Underwriter as to the matters covered thereby.

5. Additional Covenants. The Inergy Parties covenant and agree with the several Underwriters that:

(a) The Partnership will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

(b) The Partnership will deliver or make available to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; if there is a post-effective amendment to the Registration Statement that is not effective under the 1933 Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Units for offering, issuance or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c) The Partnership will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(d) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(e) If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(f) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with you in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(h) The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by an independent registered public accounting firm and furnish or make available quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished or made available as soon as practicable after such report, document or information becomes publicly available.

(i) The Inergy Parties that own Common Units will not, for a period of 90 days from the date of the Prospectus, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the Senior Subordinated Units, the Junior Subordinated Units and the Special Units), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; provided, however, that the foregoing restrictions do not apply to issuances (i) pursuant to employee benefit plans as in existence as of the date of the Prospectus or (ii) in connection with accretive acquisitions of assets or businesses pursuant to Section 5.7(b) of the Partnership Agreement in which such Common Units are issued as consideration; Holdings and each executive officer and director of the Partnership shall furnish to the Underwriters, at or prior to the execution of this Agreement, a letter or letters, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc., subject to certain exceptions.

(j) The Partnership will apply the proceeds from the sale of the Units sold by it as set forth in the description under “Use of Proceeds” in the Prospectus.

(k) The Partnership will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the 1933 Act.

(l) The Partnership will use its reasonable best efforts to obtain approval for, and maintain the quotation of the Units on, the Nasdaq.

(m) If the Partnership elects to rely on Rule 462(b) under the 1933 Act, the Partnership shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Inergy Parties contained herein, to the performance by the Inergy Parties of their covenants and obligations hereunder, and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or, with your consent, at a later date and time, not later than 1:00 p.m., New York City time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters; if the Partnership has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the time specified by Rule 462(b). All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

(i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(ii) The Operating Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. The Operating Company is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(iii) The Managing General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. The Managing General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(iv) The Non-Managing General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as a general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. The Non-Managing General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(v) Each of New Propane and the Operating Subs that are limited liability companies (other than CNYOGC discussed below) has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of New Propane and the Operating Subs that are limited liability companies is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(vi) Each of Service Sub and Storage has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of Service Sub and Storage is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(vii) CNYOGC has been duly formed and is validly existing in good standing as a limited liability company under the Limited Liability Company Laws of the state of New York with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. CNYOGC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(viii) The Managing General Partner and the Non-Managing General Partner are the sole general partners of the Partnership. The Non-Managing General Partner owns of record an approximate 1.2% general partner interest in the Partnership and the Managing General Partner owns of record a non-economic, managing general partner interest in the Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement; and each General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming either of such General Partners as debtors is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those securing the obligations under the Credit Agreement.

(ix) The Partnership owns of record 100% of the issued and outstanding membership interests in the Operating Company and Acquisition Co.; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and the Acquisition Co. LLC Agreement and are fully paid (to the extent required under the Operating Company LLC Agreement and the Acquisition Co. LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns its membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of

State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those created by the Credit Agreement.

(x) The Operating Company owns of record 100% of the issued and outstanding capital stock of Service Sub; such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and the Operating Company owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL, those securing the obligations under the Credit Agreement and those certain lease arrangements in favor of Fleet Capital Corp., LaSalle National Leasing Corp., Ryder Transportation Services, Ford Motor Credit, Performance Trailer Rental and Leasing, Paccar Leasing of Dallas and Citicorp Leasing, Inc.

(xi) Acquisition Co. owns of record 99.9% of the issued and outstanding capital stock of CNYOGC; such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and Acquisition Co. owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Acquisition Co. as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL and those securing the obligations under the Credit Agreement.

(xii) The Operating Company owns of record 100% of the issued and outstanding membership interests in each of L & L Transportation, Inergy Transportation and Stellar Propane; such membership interests have been duly authorized and validly issued in accordance with each of their limited liability company agreements and are fully paid (to the extent required under their limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, those securing the obligations under the Credit Agreement and those certain lease arrangements in favor of Fleet Capital Corp., LaSalle National Leasing Corp., Ryder Transportation Services, Ford Motor Credit, Performance Trailer Rental and Leasing, Paccar Leasing of Dallas and Citicorp Leasing, Inc.

(xiii) Acquisition Co. owns of record 100% of the issued and outstanding membership interests in each of Stagecoach II, Inergy Gas and Storage; such membership interests have been duly authorized and validly issued in accordance with each of their limited liability company agreements and are fully paid (to the extent required under their limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Acquisition Co. owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Acquisition Co. as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those securing the obligations under the Credit Agreement.

(xiv) Holdings owns of record 100% of the issued and outstanding membership interests of New Propane free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, other than those securing the obligations under the Credit Agreement, the Enterprise Arrangement and the SW Credit Agreement.

(xv) Holdings owns of record 100% of the issued and outstanding membership interests of the Managing General Partner. Such membership interests have been duly authorized and validly issued and are fully paid (to the extent required under the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, other than those securing the obligations under the Credit Agreement, the Enterprise Arrangement and the SW Credit Agreement.

(xvi) Holdings owns of record 100% of the issued and outstanding common membership interests in the Non-Managing General Partner; such membership interests have been duly authorized and validly issued and are fully paid (to the extent required under the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, other than those securing the obligations under the Credit Agreement, the Enterprise Arrangement and the SW Credit Agreement.

(xvii) All outstanding Common Units, the Subordinated Units, the Special Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership

Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

(xviii) New Propane owns of record 875,320 Common Units, 986,588 Senior Subordinated Units and 975,126 Junior Subordinated Units and Holdings, directly or indirectly, through affiliates, owns of record 1,717,551 Common Units, 1,093,865 Senior Subordinated Units, 975,924 Junior Subordinated Units, 769,941 Special Units and all of the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (other than those securing the obligations under the Credit Agreements, that certain Enterprise Arrangement, the SW Credit Agreement and except restrictions on transferability as described in the Prospectus), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New Propane, the Non-Managing General Partner or Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware, except as set forth on Annex A, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(xix) The Firm Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

(xx) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against any of the Inergy Entities or to which any of the Inergy Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act.

(xxi) Except as otherwise described in the Prospectus or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any partnership interests of the Partnership pursuant to the Partnership Agreement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than pursuant to that certain Investors Rights Agreement dated as of January 12, 2001, by and among Inergy Partners, LLC (as predecessor to the Partnership) and the investors named therein and those other rights which have been waived. To our knowledge, except as described in the Prospectus and for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensations plans, there are no outstanding options or warrants to purchase (A) any Common Units, Senior Subordinated Units, Junior Subordinated Units, Special Units or Incentive Distribution Rights

or other interests in the Partnership, (B) any membership interests in the Managing General Partner, the Operating Company, Acquisition Co. or any of the Operating Subs that are limited liability companies, or (C) any shares of Service Sub or Storage.

(xxii) The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus.

(xxiii) This Agreement has been duly executed and delivered by each of the Inergy Parties.

(xxiv) Each of the Partnership Agreement, the Managing General Partner LLC Agreement, the Operating Company LLC Agreement, and the Acquisition Co. LLC Agreement has been duly authorized and validly executed and delivered by Holdings, the Partnership, or the Managing General Partner party thereto. Each of the Partnership Agreement, the Managing General Partner LLC Agreement, the Operating Company LLC Agreement, and the Acquisition Co. LLC Agreement constitutes a valid and legally binding agreement of the parties thereto, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxv) None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Inergy Parties, or the consummation by each of them of the transactions contemplated hereby (A) constitutes or will constitute a violation of their respective Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement filed or incorporated by reference as an exhibit to the Registration Statement (excluding the Credit Agreement, the Enterprise Arrangement or any Organizational Document, as to which we are not opining), (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law, or (D) to our knowledge, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Inergy Entities, which breaches, violations, defaults or liens, in the case of clauses (B) or (C) would, individually or in the aggregate, have a Material Adverse Effect.

(xxvi) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal or Delaware court, governmental agency or body having jurisdiction over any of the Inergy Entities is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Inergy Entities or the consummation by the Inergy Entities of the transactions contemplated by this Agreement, except for such consents required under the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, the 1934 Act Rules and Regulations, and state securities or “Blue Sky” laws and applicable rules and regulations under such laws, as to which such counsel need not express any opinion.

(xxvii) The statements in the Registration Statement and Prospectus under the caption “Description of the Common Units,” “Description of the Partnership Securities,” and “Tax Considerations,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Common Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(xxviii) The opinion of such counsel that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed with the Commission on December 17, 2004 is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxix) The Registration Statement was declared effective under the 1933 Act on October 1, 2004; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xxx) The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations.

(xxxi) None of the Partnership, the Managing General Partner, the Operating Company or Acquisition Co. is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxii) None of the Partnership, the Managing General Partner, the Operating Company or Acquisition Co. is a “public utility company” or a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Inergy Parties and the independent registered public accounting firm of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement or the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that cause such counsel to believe that the Registration Statement (other than (A) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and

(B) the other financial and statistical data included therein, as to which such counsel need express no belief), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (A) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (B) the other financial and statistical data included therein, as to which such counsel need express no belief), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Inergy Parties set forth in this Agreement and upon certificates of officers and employees of the Inergy Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the New York Limited Liability Company Law, (D) with respect to the opinions expressed in subparagraphs (i) through (vii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of Holdings, the Partnership, the General Partners, the Operating Company, Acquisition Co., the Operating Subs, and New Propane, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to such opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Parties may be subject.

(d) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Laura Ozenberger, general counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

(i) Except as otherwise described in the Prospectus or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Inergy Entities pursuant to any agreement or other instrument known to such counsel to which any Inergy Entity is a party or by which any of them may be bound (other than the Organizational Documents of such entity to which such counsel need not opine). To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by this Agreement give rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than pursuant to the Investors Rights Agreement and those certain other rights which have been waived. To such counsel’s knowledge, except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensations plans, there are no outstanding options or warrants to purchase (A) any Common Units, Senior Subordinated Units, Junior Subordinated Units, Special Units or Incentive Distribution Rights or other partnership interests in the

Partnership, (B) membership interests of the Managing General Partner, the Non-Managing General Partner, New Propane, the Operating Company, Acquisition Co. or any of the Operating Subs that are limited liability companies, or (C) any shares of Service Sub or Storage.

(ii) None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Inergy Parties, or the consummation by each of them of the transactions contemplated hereby (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement, lease or instrument known to such counsel (excluding the Credit Agreement, the Enterprise Arrangement, or any Organizational Document and any other agreement filed or incorporated by reference as an exhibit to the Registration Statement, as to which such counsel need not express an opinion) to which any of the Inergy Entities or any of their properties may be bound, or (B) will result, to the knowledge of such counsel, in any violation of any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency having jurisdiction over the Inergy Entities or any of their assets or properties (such opinion with respect to federal law assumes the accuracy of the representations and warranties of the Underwriters contained in the Agreement and their compliance with their agreements set forth therein) (provided, however, that such counsel need express no opinion with respect to compliance with any state securities or federal or state antifraud law except as otherwise specifically stated in the opinion of such counsel), which breaches, violations, defaults or liens, in the case of clauses (A), or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(iii) Except as described in the Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Inergy Entities or to which any of the Inergy Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such Inergy Entities, is reasonably likely to have a Material Adverse Effect.

In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the Inergy Parties and the independent registered public accounting firm of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement or the Prospectus, based on the foregoing, no facts have come to such counsel’s attention that cause such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Inergy Parties set forth in this Agreement and upon certificates of officers and employees of the Inergy Parties and upon information obtained from public officials, (B) assume that all documents submitted to her as originals are authentic, that all copies submitted to her conform to the originals thereof, and that the signatures on all documents examined by her are genuine, (C) state that her opinion is limited to the laws of the State of Missouri, and (D) state that she expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Entities may be subject.

(e) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Stinson Morrison, Hecker LLP, counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

(i) None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Inergy Parties, or the consummation by each of them of the transactions contemplated hereby constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under the Credit Agreement.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Inergy Parties set forth in this Agreement and upon certificates of officers and employees of the Inergy Parties and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such counsel’s opinion is limited to the laws of the States of Missouri and New York, and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Entities may be subject.

(f) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(g) At the time of execution of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received from Ernst & Young LLP, KPMG LLP and Pannell Kerr Forster of Texas, P.C., letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i)

confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Except as set forth in the Registration Statement and the Prospectus, (i) none of the members of the Inergy Entities shall have sustained since the date of the latest audited financial statements included or in the Registration Statement and in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the members of the Inergy Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Inergy Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

(i) There shall not have occurred any of the following: (i) trading in securities generally on the Nasdaq shall have been suspended; (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, issuance or sale of the Units being delivered on the Closing Date on the terms and in the manner contemplated by the Prospectus.

(j) You shall have received a certificate, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by (x) the President and Chief Executive Officer and (y) the Senior Vice President and Chief Financial Officer of the Managing General Partner, in their capacities as such, stating that:

(i) the condition set forth in Section 6(a) has been satisfied;

(ii) they have examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

(iv) all representations and warranties made herein by the Inergy Entities are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Inergy Entities on or prior to such Closing Date have been duly performed and complied with by the Inergy Entities;

(v) each of the Inergy Entities has performed all obligations required to be performed by it pursuant to this Agreement;

(vi) no stop order with respect to the Registration Statement has been issued;

(vii) the Units have been approved for listing on the Nasdaq upon official notice of issuance; and

(viii) covering such other matters as you may reasonably request.

(k) The Inergy Entities shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

(l) The Partnership shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

(m) The Units shall have been approved for listing on the Nasdaq upon official notice of issuance.

(n) You shall have received duly and validly executed letter agreements referred to in Section 5(i) hereof.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to your counsel, Baker Botts L.L.P. The Partnership will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Partnership.

7. Indemnification and Contribution.

(a) The Inergy Parties, jointly and severally, will indemnify and hold harmless each of the Underwriters from and against any losses, damages or liabilities, joint or several, to which the Underwriters may become subject, under the 1933 Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (iii) the Investors Rights Agreement, and will reimburse each of the Underwriters for any legal or other out-of-pocket expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Inergy Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you, expressly for use in the preparation thereof (as provided in Section 13 hereof).

(b) Each of the Underwriters, severally and not jointly, will indemnify and hold harmless the Inergy Parties from and against any losses, damages or liabilities to which the Inergy Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Inergy Parties for any legal or other expenses incurred by the Inergy Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Underwriters).

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Inergy Parties on the one hand, and the Underwriters on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Inergy Parties on the one hand, and the Underwriters, on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Inergy Parties on the one hand and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Inergy Parties, on the one hand and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Inergy Parties on the one hand, or the Underwriters, on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Inergy Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Inergy Parties under this Section 7 shall be in addition to any liability that the Inergy Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of each of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and the Managing General Partner who signed the Registration Statement and to each person, if any, who controls the Inergy Parties within the meaning of the 1933 Act.

8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Inergy Parties, and the Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any of the Underwriters, the Inergy Parties or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

9. Defaulting Underwriter.

If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Firm Units which the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Firm Units on the Closing Date if the total number of Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Firm Units to be purchased on the Closing Date and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Firm Units which it agreed to purchase on the Closing Date, pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Firm Units to be purchased on the Closing Date. If the remaining Underwriters, or other underwriters satisfactory to the Underwriters, do not elect to purchase the Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any Inergy Party except that the Inergy Parties will continue to be liable for the payment of expenses to the extent set forth in Section 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Inergy Parties for damages caused by its default. If other underwriters are obligated or agree to purchase the Firm Units of a defaulting or withdrawing Underwriter, either the Underwriters or the Partnership may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination.

(a) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 10 hereof.

(b) This Agreement also may be terminated by you, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date.

If you terminate this Agreement as provided in Sections 10(a) or 10(b), you shall notify the Partnership by telephone or telegram, confirmed by letter.

11. Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership’s counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters’ Questionnaires and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the National Association of Securities Dealers, Inc. (if any), (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the Nasdaq, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of counsel, the Underwriters’ travel expenses, including air fare and accommodation expenses and any advertising costs and expenses incurred by any of the Underwriters incident to the public offering of the Units.

If this Agreement is terminated by you in accordance with the provisions of Section 10(a) (other than pursuant to Section 6(h)(i) or 6(h)(iii-v)), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

12. Research Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

13. No fiduciary duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the Inergy Parties acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between any of the Inergy Parties, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Inergy Parties in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Inergy Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to any of the Inergy Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Underwriting Agreement to the contrary, you acknowledge that the Underwriters’ may have financial interest in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to you by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to you for, any of such additional financial interests. Each of the Inergy Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Inergy Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to c/o Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 646-834-8133) with a copy, in the case of any notice pursuant to Section 7, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-526-0421) and if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at Inergy, L.P., 2 Brush Creek Blvd., Suite 200, Kansas City, Missouri 64112, facsimile number (816) 471-3854, with a copy to Laura Ozenberger, General Counsel, 2 Brush Creek Blvd., Kansas City, Missouri 64112, facsimile number (816) 531-4680.

15. Information Furnished by the Underwriters. The statements set forth in the table on the cover page of the Prospectus Supplement, the selling concessions and reallowance numbers in the fourth paragraph and the statements in the eighth, tenth, eleventh, twelfth, thirteenth, fourteenth, fifteenth, seventeenth and eighteenth paragraphs under the caption

“Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(c) and Section 7 hereof.

16. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Inergy Parties and, to the extent provided in Sections 7 and 8, the officers and directors of the Managing General Partner and each person who controls the Partnership or the Underwriters and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from the Underwriters shall be construed a successor or assign by reason merely of such purchase.

17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

19. Time of Essence. Time shall be of the essence of this Agreement.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Inergy Parties and the Underwriters.

INERGY, L.P.

By:	Inergy GP, LLC (its General Partner)

By:
Laura L. Ozenberger
Vice President, General Counsel and Secretary

INERGY PROPANE, LLC

By:
Laura L. Ozenberger
Vice President, General Counsel and Secretary

INERGY ACQUISITION COMPANY, LLC

By:
Laura L. Ozenberger
Vice President, General Counsel and Secretary

Accepted in New York, New York as of the date first above written on behalf of ourselves and each of the several Underwriters named in Schedule I hereto.

By:	LEHMAN BROTHERS INC.

By:
Oscar K. Brown
Senior Vice President

Schedule I

Name	Number of Firm Units to be Purchased

Lehman Brothers Inc.	1,820,000
A.G. Edwards & Sons, Inc.	1,235,000
Citigroup Global Markets Inc.	1,235,000
Wachovia Capital Markets, LLC	1,235,000
Raymond James & Associates	650,000
Stifel, Nicolaus & Company, Incorporated	325,000

Total	6,500,000

Schedule I

Exhibit A

Good Standing and Foreign Qualification

Inergy Propane, LLC	Inergy GP, LLC
Alabama	Missouri
Arkansas	Pennsylvania
California	Alabama
Connecticut	Indiana
Florida	Kentucky
Georgia	Michigan
Illinois	New York
Indiana	North Carolina
Iowa	South Carolina
Kentucky	West Virginia
Maine	Ohio
Maryland	Texas
Massachusetts
Michigan
Minnesota
Missouri
New Hampshire
New Jersey
New York
North Carolina
North Dakota
Ohio
Oklahoma
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Vermont
Virginia
West Virginia
Wisconsin

Inergy Partners, LLC
Missouri
Mississippi
North Carolina

Exhibit A

Inergy Sales & Services Sub	Inergy Transportation, LLC
Connecticut	Indiana
Florida	Michigan
Georgia	New York
Illinois	Ohio
Iowa	Pennsylvania
Indiana	South Carolina
Kentucky	Virginia
Maine	Wisconsin
Maryland
Massachusetts	Inergy, L.P.
Michigan	Illinois
Minnesota	Missouri
New Hampshire
New Jersey	Stellar Propane Service, LLC
New York	Connecticut
North Carolina	Florida
Ohio	Georgia
Oklahoma	Illinois
Pennsylvania	Indiana
Rhode Island	Iowa
South Carolina	Kentucky
Tennessee	Maine
Texas	New Hampshire
Vermont	Michigan
West Virginia	New York
Wisconsin	Ohio
Pennsylvania
L & L Transportation, LLC	Vermont
Florida	West Virginia
Georgia	Wisconsin
Illinois
Indiana	Inergy Acquisition Company, LLC
Kentucky
Michigan	Inergy Storage, Inc.
Ohio	Pennsylvania
Texas
West Virginia	Inergy Gas Marketing, LLC

Inergy Stagecoach II, LLC

Central New York Oil And Gas Company, L.L.C.

Exhibit A

Exhibit B

FORM OF LOCK-UP LETTER AGREEMENT

September     , 2005

LEHMAN BROTHERS INC.

A.G. EDWARDS & SONS, INC.

CITIGROUP GLOBAL MARKETS INC.

WACHOVIA CAPITAL MARKETS, LLC

RAYMOND JAMES & ASSOCIATES

STIFEL, NICOLAUS & COMPANY, INCORPORATED

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Dear Sirs:

The undersigned understands that you, as the underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Inergy Parties providing for the purchase by you of common units, each representing a limited partner interest (the “Common Units”) in the Partnership, and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 90 days from the date of the Prospectus.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

Exhibit B

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his or her obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [heirs and personal representatives] (for individuals) [successors and assigns] (for nonnatural persons) of the undersigned.

Yours very truly,

Exhibit B